Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE STOCKHOLDERS RE-ELECT DIRECTORS TO THREE-YEAR TERMS

HOUSTON, May 18, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, announced that stockholders re-elected directors John L. Adams, J. Terry Strange and Max P. Watson to additional three-year terms at today’s annual stockholders’ meeting.

Adams, 65, has served as Group 1’s non-executive chairman of the board since April 2005 and as a director since November 1999. Adams served as executive vice president of Trinity Industries, Inc. from January 1999 through June 2005 and as vice chairman from July 2005 through March 2007. Before joining Trinity Industries, Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, he was chairman, president and chief executive officer of Chase Bank of Texas. Adams serves on the board of directors and is chairman of the finance and risk management committee of Trinity Industries, Inc. and the board and audit committee of Dr Pepper Snapple Group, Inc. Adams also serves on the board of directors of the Children’s Medical Center of Dallas, as a southwest region trustee for the Boys & Girls Clubs of America and on the University of Texas Chancellor’s Council and business school advisory board.

Strange, 66, has served as one of Group 1’s directors since October 2003. In 2002, Strange retired from KPMG, LLP, an independent accounting firm, where he served from 1996 to 2002 as vice chairman, managing partner of U.S. Audit Practice and head of KPMG’s internal risk management program. He also served as global managing partner of audit business and as a member of the international executive committee from 1998 to 2002. During his 34-year career at KPMG, his work included interaction with the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC), testifying before both bodies on issues impacting the auditing profession and SEC registrants. Strange serves on the boards of directors and the audit committees of New Jersey Resources Corporation, Newfield Exploration Company and SLM Corporation (Sallie Mae). Strange also served on the board of directors of BearingPoint, Inc. until May 2009, when its North American operations were sold.

Watson, 64, has served as one of Group 1’s directors since May 2001. Watson served as president and chief executive officer of BMC Software, Inc. from April 1990 to January 2001. He served as chairman of the board of directors of BMC from January 1992 to April 2001. Watson serves on the board of trustees of Texas Children’s Hospital, where he also served as chairman of the board of trustees from January 2007 through December 2008.

“Terry, Max and I appreciate the support of Group 1’s stockholders, said John L. Adams, Group 1’s chairman of the board. “We look forward to continue working closely with the Group 1’s executive management team during the coming years.”

Other Board Actions
Group 1’s stockholders approved an amendment and restatement of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan to, among other things, increase the number of shares available for issuance under the plan from 6,500,000 to 7,500,000.

Additionally, stockholders ratified the appointment by the audit committee of Ernst & Young LLP as independent auditors of Group 1 for the year ended Dec. 31, 2010.

About Group 1 Automotive, Inc.
Group 1 owns and operates 102 automotive dealerships, 138 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com